UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4707 Executive Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 877-7210

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Executive Officer and Resignation of Director

On October 1, 2024, the Board of Directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) terminated Dan H. Arnold, President and Chief Executive Officer of the Company, in the course of an investigation conducted by outside counsel that determined that Mr. Arnold made statements to employees that violated the Company’s Code of Conduct.

Mr. Arnold was terminated for “Cause” (as defined under the Company’s Executive Severance Plan (the “Severance Plan”) and the Company’s 2010 Omnibus Equity Incentive Plan and 2021 Omnibus Equity Incentive Plan (the “Incentive Plans”)), effective immediately, and, therefore, Mr. Arnold is not entitled to receive severance benefits pursuant to the Severance Plan. Mr. Arnold’s outstanding equity awards, whether vested or unvested, are also subject to automatic forfeiture pursuant to the Incentive Plans. The Board, following a recommendation by the Compensation and Human Resources Committee of the Board, exercised its discretion to defer the automatic forfeiture solely of a portion of Mr. Arnold’s vested options to purchase common stock of the Company, subject to the satisfactory negotiation of and Mr. Arnold’s entry into a settlement agreement for the benefit of the Company and its shareholders. The balance of Mr. Arnold’s equity awards under the Incentive Plans have been forfeited. Should the Company and Mr. Arnold not reach agreement on the terms of a settlement agreement that are satisfactory to the Board, such portion of Mr. Arnold’s vested options will be forfeited in accordance with the Incentive Plan and the Board will take such other related action as it deems appropriate.

Additionally, on October 1, 2024, the Board accepted Mr. Arnold’s resignation from the Board.

(c) Appointment of Chief Executive Officer

The Company also announced that Rich Steinmeier, currently the Managing Director, Chief Growth Officer of LPL Financial LLC, a subsidiary of the Company (“LPL Financial”), has been appointed as the Company’s Interim Chief Executive Officer, effective immediately.

Mr. Steinmeier, 50, has been LPL Financial’s Managing Director, Chief Growth Officer since May 2024 and served as Divisional President, Business Strategy and Growth from August 2018 to April 2024. Prior to joining the Company, Mr. Steinmeier served as managing director, head of digital strategy and platforms for UBS Wealth Management Americas (“UBS”) from September 2017 to August 2018 and as managing director, head of the Emerging Affluent Segment and Wealth Advice Center from August 2012 to September 2017. Prior to joining UBS, Mr. Steinmeier held a variety of leadership roles at Bank of America Merrill Lynch (“Merrill Lynch”), most recently as managing director of the Merrill Edge Advisory Center from February 2009 to August 2012. Prior to joining Merrill Lynch, he served as an engagement manager at McKinsey & Company from 2002 to 2006. Mr. Steinmeier holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Stanford University.

There are no changes to Mr. Steinmeier’s existing compensation arrangements in connection with his agreement to serve as the Interim Chief Executive Officer of the Company. Such compensation arrangements were previously disclosed in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on March 28, 2024.

There are no family relationships between Mr. Steinmeier and any Company director or executive officer, and no arrangements or understandings between Mr. Steinmeier and any other person pursuant to which he was selected as Interim Chief Executive Officer. Mr. Steinmeier is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 1, 2024, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and the information contained therein is incorporated by reference into this Item 7.01.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of October 1, 2024.

104	Cover Page Interactive Data File (formatted embedded within the Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Chief Financial Officer and Head of Business Operations

Date: October 1, 2024